As filed with the Securities and Exchange Commission on December 16, 2025

Registration No. 333-267589

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-267589

UNDER THE SECURITIES ACT OF 1933

CI&T Inc

(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7371

(Primary Standard Industrial Classification Code Number)

Estrada Guiseppina Vianelli De Napoli, 1455 - Bl. C,

pavimento superior, Globaltech,

Campinas-State of São Paulo

13086-530- Brazil

+55 19 21024500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CI&T Inc Amended and Restated 2022 U.S. Equity Incentive Plan

CI&T Inc 2nd Stock Option Plan

CI&T Stock Option Plan

(Full title of the Plans)

CI&T Inc

630 Freedom Business Center

3rd Floor 181

King of Prussia, PA 19406

Phone: +1 (610) 482-4810

Fax: +1 (267) 775-3347

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Julia L. Petty

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

+1 (212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) deregisters all shares of CI&T Inc (the “Registrant”) common stock, par value $0.00005 per share (“Shares”), and any other securities remaining unissued, under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

Registration Statement on Form S-8 (No. 333-267589), which was filed with the Commission on September 23, 2022, pertaining to the registration of 1,264,628 Shares issuable under the Plans; and

The Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campinas, State of São Paulo, Brazil, on December 16, 2025.

CI&T Inc

By:	/s/ Cesar Nivaldo Gon
Name:	Cesar Nivaldo Gon
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.